UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	October 22, 2007

REGAL-BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

200 State Street, Beloit, Wisconsin 53511-6254
(Address of principal executive offices, including zip code)
(608) 364-8800
(Registrant’s telephone number, including area code)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        (e)     On October 22, 2007, the Compensation and Human Resources Committee of the Board of Directors of Regal Beloit Corporation approved amendments to the Regal Beloit Corporation Target Supplemental Retirement Plan (the “Plan”) to achieve the following:

•	change the age of a participant’s eligibility for early retirement to 58 (with 15 years of service) from 62 (with 15 years of service);

•	revise the calculation of benefits under the Plan for participants who retire on or after January 1, 2008 to include the participant’s target bonus for the year rather than the participant’s actual bonus for the year;

•	increase the death benefits payable to the surviving spouse of a deceased Plan participant to 100% of the participant’s monthly benefit payment (from 50% of the participant’s monthly benefit payment); and

•	conform the terms of the Plan with the requirements of Section 409A of the Internal Revenue Code of 1986.

        The description of the amendments to the Plan set forth above is qualified by reference to the Plan, as amended, as filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Regal Beloit Corporation Target Supplemental Retirement Plan, as amended.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL-BELOIT CORPORATION
Date: October 26, 2007	By: /s/ Paul J. Jones
Paul J. Jones
Vice President, General Counsel and Secretary

REGAL-BELOIT CORPORATION

Exhibit Index to Current Report on Form 8-K
Dated October 22, 2007

Exhibit
Number

(10.1)	Regal Beloit Corporation Target Supplemental Retirement Plan, as amended.